UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-190983

MD	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Storage Trust II, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Reports on Form 8-K dated May 14, 2015, May 26, 2015 and June 3, 2015, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of five self storage facilities from unaffiliated third parties in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Item 9.01. Financial Statements

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Trust II, Inc.

We have audited the accompanying combined statement of revenue and certain operating expenses (the “combined financial statements”) of the self storage properties located in Troy, Warren and Sterling Heights, Michigan, and Beverly, New Jersey (the “Five Property Portfolio”) for the year ended December 31, 2014, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management of the sellers of the Five Property Portfolio is responsible for the preparation and fair presentation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses as described in Note 1 to the combined financial statements of the Five Property Portfolio for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying combined financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A) as described in Note 1 and is not intended to be a complete presentation of the Five Property Portfolio’s revenue and expenses. Our opinion is not modified with respect to that matter.

/s/ CohnReznick LLP

Los Angeles, California

July 9, 2015

Five Property Portfolio

Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2014 and Period from

January 1, 2015 through March 31, 2015 (Unaudited)

		Period from
		January 1, 2015
	Year Ended	through March
	December 31,	31, 2015
	2014	(unaudited)
Revenue
Rental revenue	$2,445,928	$616,887
Other operating income	306,324	45,915

Total revenue	2,752,252	662,802

Certain operating expenses
Property operating expenses	386,116	86,833
Salaries and related expenses	458,982	110,622
Marketing expense	110,170	16,956
Property insurance	45,100	13,088
Real estate taxes	215,597	66,063

Total certain operating expenses	1,215,965	293,562

Revenue in excess of certain operating expenses	$1,536,287	$369,240

See Notes to Combined Statements of Revenue and Certain Operating Expenses.

Five Property Portfolio

Notes to Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2014 and Period from

January 1, 2015 through March 31, 2015 (Unaudited)

Note 1 - Organization and basis of presentation

The combined financial statements include the revenue and certain operating expenses of the self storage properties located in Troy, Warren and Sterling Heights, Michigan, and Beverly, New Jersey (the “Five Property Portfolio”). Strategic Storage Trust II, Inc. (the “Company”) acquired three self storage properties on May 8, 2015 for a purchase price of approximately $11.9 million, plus closing costs and acquisition fees. The Company acquired one self storage property on May 21, 2015 for a purchase price of approximately $3.9 million, plus closing costs and acquisition fees. The Company acquired one self storage property on May 28, 2015 for a purchase price of approximately $2.2 million, plus closing costs and acquisition fees.

The accompanying combined financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in Form 8-K/A) for the acquisition of real estate properties. The combined financial statements are not representative of the actual operations of the Five Property Portfolio for the period presented, because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Five Property Portfolio have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the Five Property Portfolio. Therefore, the combined financial statements may not be comparable to the statements of operations for the Five Property Portfolio after its acquisition by the Company. Except as noted above, management of the sellers of the Five Property Portfolio is not aware of any material factors relating to the Five Property Portfolio for the year ended December 31, 2014 or the period from January 1, 2015 through March 31, 2015 (unaudited), that would cause the reported financial information not to be indicative of future operating results.

Note 2 - Summary of significant accounting policies

Basis of accounting

The combined financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue recognition

Rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Other operating income, consisting primarily of late fees and ancillary revenue, is recognized when earned.

Five Property Portfolio

Notes to Combined Statements of Revenue and Certain Operating Expenses

Year Ended December 31, 2014 and Period from

January 1, 2015 through March 31, 2015 (Unaudited)

Property operations

Certain operating expenses represent the direct expenses of operating the Five Property Portfolio and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, general and administrative, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Five Property Portfolio.

Use of estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management of the sellers of the Five Property Portfolio to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 - Commitments and contingencies

The Five Property Portfolio, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the sellers of the Five Property Portfolio, any liability resulting from such litigation would not be material in relation to the Five Property Portfolio’s financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through July 9, 2015, the date the combined financial statements were available to be issued.

STRATEGIC STORAGE TRUST II, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2015 has been prepared to give effect to the acquisition of five self storage facilities (the “Five Property Portfolio”) from unaffiliated third parties as if they were completed on March 31, 2015 by Strategic Storage Trust II, Inc. (the “Company”). The Company acquired the Five Property Portfolio in three phases, three self storage properties were acquired on May 8, 2015, one self storage property was acquired on May 21, 2015, and one self storage property was acquired on May 28, 2015.

The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2014, and for the three months ended March 31, 2015 gives effect to the acquisition of the Five Property Portfolio, the 21 Property Portfolio (acquired in four phases - seven properties on January 23, 2015, five on January 29, 2015, seven on February 5, 2015, and two on February 19, 2015), and the Raleigh/Myrtle Beach Portfolio (acquired on November 3, 2015) as if they were completed on January 1, 2014.

The following unaudited pro forma consolidated financial statements are based on the historical consolidated statements of the Company and the historical combined statements of operations of the Five Property Portfolio, the 21 Property Portfolio, and the Raleigh/Myrtle Beach Portfolio.

The information included in the “Strategic Storage Trust II, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2015 and the Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2015 sets forth the Company’s historical consolidated statements of financial position and operations which are derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the three months ended March 31, 2015. The information included in the “Strategic Storage Trust II, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2014.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These unaudited pro forma financial statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

You should read the unaudited pro forma financial statements set forth below in conjunction with the consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2015

	Strategic Storage	Five Property
	Trust II, Inc.	Portfolio		Strategic Storage
	Historical	Acquisition		Trust II, Inc.
	Note (1)	Notes (2) and (3)		Pro Forma
ASSETS
Real estate facilities:
Land	$41,190,000	$1,370,000	a	$42,560,000
Buildings	72,497,076	13,674,375	a	86,171,451
Site improvements	7,940,725	790,000	a	8,730,725

	121,627,801	15,834,375		137,462,176
Accumulated depreciation	(665,321)	—		(665,321)

Real estate facilities, net	120,962,480	15,834,375		136,796,855
Cash and cash equivalents	11,816,148	154,754	b	11,970,902
Restricted cash	404,633	—		404,633
Other assets	6,421,472	(4,962,919)	c	1,458,553
Deferred financing costs, net of accumulated amortization	1,727,394	111,596	d	1,838,990
Intangible assets, net of accumulated amortization	12,020,324	2,090,000	a	14,110,324

Total assets	$153,352,451	$13,227,806		$166,580,257

LIABILITIES AND EQUITY
Secured debt	$74,632,438	$10,095,000	e	$84,727,438
Accounts payable and accrued liabilities	2,409,157	132,806	f	2,541,963
Due to affiliates	6,441,741	332,427	g	6,774,168
Distributions payable	125,828	—		125,828
Distributions payable to preferred unitholders in our Operating Partnership	1,075,205	—		1,075,205

Total liabilities	84,684,369	10,560,233		95,244,602

Commitments and contingencies
Redeemable common stock	172,967	—		172,967

Preferred equity units in our Operating Partnership	55,177,799	3,000,000	e	58,177,799

Equity:
Strategic Storage Trust II, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; no shares issued and outstanding	—	—		—
Common stock, $0.001 par value; 700,000,000 shares authorized; 2,601,428 shares issued and outstanding	2,602	—		2,602
Additional paid-in capital	21,294,465	—		21,294,465
Distributions	(637,429)	—		(637,429)
Accumulated deficit	(7,376,114)	(332,427)	g	(7,708,541)

Total Strategic Storage Trust II, Inc. equity	13,283,524	(332,427)		12,951,097

Noncontrolling interest in Operating Partnership	33,792	—		33,792

Total equity	13,317,316	(332,427)		12,984,889

Total liabilities and equity	$153,352,451	$13,227,806		$166,580,257

See accompanying notes

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Strategic Storage	Raleigh/Myrtle	21 Property	Five Property
	Trust II, Inc.	Beach Portfolio	Portfolio	Portfolio	Pro Forma		Strategic Storage
	Historical	Historical	Historical	Historical	Adjustments		Trust II, Inc.
	Note (1)	Note (2)	Note (2)	Note (2)	Note (4)		Pro Forma
Revenues:
Self storage rental revenue	$450,963	$1,926,602	$12,174,665	$2,445,928	$247,000	h	$17,245,158
Ancillary operating revenue	14,382	143,915	818,921	306,324	(75,096)	i	1,208,446

Total revenues	465,345	2,070,517	12,993,586	2,752,252	171,904		18,453,604

Operating expenses:
Property operating expenses	167,434	789,231	5,227,884	1,215,965	151,696	j	7,552,210
Property operating expenses - affiliates	69,541	—	—	—	2,084,999	k	2,154,540
General and administrative	943,865	—	—	—	—		943,865
Depreciation	94,063	—	—	—	3,585,408	l	3,679,471
Intangible amortization expense	158,617	—	—	—	6,519,555	l	6,678,172
Property acquisition expenses - affiliates	1,089,783	—	—	—	(1,089,783)	m	—
Other property acquisition expenses	198,907	—	—	—	(198,907)	m	—

Total operating expenses	2,722,210	789,231	5,227,884	1,215,965	11,052,968		21,008,258

Operating income (loss)	(2,256,865)	1,281,286	7,765,702	1,536,287	(10,881,064)		(2,554,654)
Other income (expense):
Interest expense	(116,920)	—	—	—	(3,050,819)	n	(3,167,739)
Accretion of fair market value of secured debt	16,543	—	—	—	75,180	o	91,723
Deferred financing amortization expense	(4,343)	—	—	—	(591,683)	p	(596,026)

Net income (loss)	(2,361,585)	1,281,286	7,765,702	1,536,287	(14,448,386)		(6,226,696)
Less: Distributions to preferred unitholders in Our Operating Partnership	(117,472)	—	—	—	(6,628,085)	q	(6,745,557)
Accretion of preferred equity costs	(28,115)	—	—	—	(854,121)	r	(882,236)
Net loss attributable to the noncontrolling interests in our Operating Partnership	110,787	—	—	—	44,401	s	155,188

Net income (loss) attributable to Strategic Storage Trust II, Inc. common shareholders	$(2,396,385)	$1,281,286	$7,765,702	$1,536,287	$(21,886,191)		$(13,699,301)

Net loss per share - basic and diluted	$(4.59)						$(7.76)
Weighted average shares outstanding - basic and diluted	522,223						1,765,515

See accompanying notes

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

	Strategic Storage	21 Property	Five Property
	Trust II, Inc.	Portfolio	Portfolio	Pro Forma		Strategic Storage
	Historical	Historical	Historical	Adjustments		Trust II, Inc.
	Note (1)	Note (2)	Note (2)	Note (4)		Pro Forma
Revenues:
Self storage rental revenue	$2,935,729	$1,160,311	$616,887	$—		$4,712,927
Ancillary operating revenue	71,051	12,381	45,915	(8,077)	i	121,270

Total revenues	3,006,780	1,172,692	662,802	(8,077)		4,834,197

Operating expenses:
Property operating expenses	1,190,114	655,999	293,562	22,386	j	2,162,061
Property operating expenses - affiliates	424,933	—	—	209,196	k	634,129
General and administrative	395,673	—	—	—		395,673
Depreciation	574,934	—	—	347,557	l	922,491
Intangible amortization expense	991,059	—	—	642,977	l	1,634,036
Property acquisition expenses - affiliates	2,044,203	—	—	(2,044,203)	m	—
Other property acquisition expenses	304,717	—	—	(304,717)	m	—

Total operating expenses	5,925,633	655,999	293,562	(1,126,804)		5,748,390

Operating income (loss)	(2,918,853)	516,693	369,240	1,118,727		(914,193)
Other income (expense):
Interest expense	(531,575)	—	—	(264,634)	n	(796,209)
Accretion of fair market value of secured debt	19,216	—	—	—		19,216
Deferred financing amortization expense	(96,749)	—	—	(54,652)	p	(151,401)
Other	(52,244)	—	—	—		(52,244)

Net income (loss)	(3,580,205)	516,693	369,240	799,441		(1,894,831)
Less: Distributions to preferred unitholders in Our Operating Partnership	(1,114,970)	—	—	(551,262)	q	(1,666,232)
Accretion of preferred equity costs	(329,684)	—	—	109,125	r	(220,559)
Net loss attributable to the noncontrolling interests in our Operating Partnership	45,130	—	—	(11,060)	s	34,070

Net income (loss) attributable to Strategic Storage Trust II, Inc. common shareholders	$(4,979,729)	$516,693	$369,240	$346,244		$(3,747,552)

Net loss per share - basic and diluted	$(2.26)					$(1.70)
Weighted average shares outstanding - basic and diluted	2,199,941					2,199,941

See accompanying notes

STRATEGIC STORAGE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

As of March 31, 2015 and for the Year Ended December 31, 2014 and the Three Months Ended March 31, 2015 (unaudited)

Note 1. Basis of Presentation

The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2015 and the Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2015 were derived from the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the three months ended March 31, 2015.

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 was derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2014.

Note 2. Acquisitions

2014 Acquisition - Raleigh/Myrtle Beach Portfolio

On November 3, 2014, the Company closed on the acquisition of a portfolio of five self storage facilities located in North Carolina and South Carolina from an unaffiliated third party (the “Raleigh/Myrtle Beach Portfolio”). The consideration for the Raleigh/Myrtle Beach Portfolio was approximately $22.1 million plus closing costs and acquisition fees.

The purchase price for the Raleigh/Myrtle Beach Portfolio included the assumption of an existing loan (the “Loan”) encumbering the Raleigh/Myrtle Beach Portfolio having a principal balance of approximately $12.6 million. The Loan bears a fixed interest rate of 5.73% and matures in September 2023. In addition, in November 2014, a subsidiary of the Company’s sponsor (the “Preferred Investor”) invested approximately $6.5 million in the first tranche of its investment in the Company’s operating partnership (the “Operating Partnership”), of which approximately $5.0 million was used to fund a portion of the Raleigh/Myrtle Beach Portfolio acquisition, and approximately $1.5 million was used to pay expenses incurred by the Preferred Investor in accordance with the Amendment. The Preferred Investor received approximately 260,000 Preferred Units in the Operating Partnership.

2015 Acquisitions

On August 14, 2014, we, through 26 wholly-owned subsidiaries of our Operating Partnership, executed 26 partial assignments of the purchase and sale agreement originally executed by a subsidiary of our former sponsor on July 9, 2014, with unaffiliated third parties (the “26 Property Purchase Agreement”) for the acquisition of 14 self storage facilities located in California; four self storage facilities located in Michigan; three self storage facilities located in Colorado; two self storage facilities located in Illinois and one self storage facility located in each of New Jersey, Washington and Maryland (the “26 Property Portfolio”). The aggregate purchase price for the 26 Property Portfolio was approximately $129.4 million, plus closing costs and acquisition fees. In January and February 2015, we closed on 21 of the properties in the 26 Property Portfolio (the “21 Property Portfolio”) and the remaining five properties (the “Five Property Portfolio”) closed in May 2015.

21 Property Portfolio

On January 23, 2015, we closed on seven self storage facilities located in California, Colorado, Illinois and Maryland representing the first phase (the “First Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of $26.3 million, plus closing costs and acquisition fees. On January 29, 2015, we closed on five self storage facilities located in California and Colorado representing the second phase (the “Second Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $28.6 million, plus closing costs and acquisition fees. On February 5, 2015, we closed on seven self storage facilities located in California, Colorado and

Washington representing the third phase (the “Third Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $45.8 million, plus closing costs and acquisition fees. On February 19, 2015, we closed on two self storage facilities located in California and Illinois representing the fourth phase (the “Fourth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $10.9 million, plus closing costs and acquisition fees.

The acquisitions of the 21 Property Portfolio was funded with a combination of approximately $50.0 million of the proceeds of an investment by the Preferred Investor in our Operating Partnership in which the Preferred Investor received approximately 2.0 million preferred units in our Operating Partnership, draws of approximately $61.2 million under the KeyBank Facility and proceeds from our primary offering.

Five Property Portfolio

On May 8, 2015, we closed on three self storage facilities located in Michigan representing the fifth phase (the “Fifth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $11.9 million, plus closing costs and acquisition fees, which was funded with a combination of approximately $3.0 million of the proceeds of an investment by the Preferred Investor in our Operating Partnership in which the Preferred Investor received approximately 120,000 Preferred Units in our Operating Partnership, a draw of approximately $6.5 million under the KeyBank Facility and proceeds from our primary offering. We incurred acquisition fees of approximately $200,000 in connection with the Fifth Phase of the acquisition of the 26 Property Portfolio.

On May 21, 2015, we closed on one self storage facility located in Michigan, representing the sixth phase (the “Sixth Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $3.9 million, plus closing costs and acquisition fees, which was funded with the application of a portion of the earnest money deposit in connection with the 26 Property Portfolio. We incurred acquisition fees of approximately $70,000 in connection with the Sixth Phase of the acquisition of the 26 Property Portfolio.

On May 28, 2015, we closed on one self storage facility located in New Jersey, representing the seventh and final phase (the “Seventh Phase”) of the acquisition of the 26 Property Portfolio for a purchase price of approximately $2.2 million, plus closing costs and acquisition fees, which was funded with the application of the remainder of the earnest money deposit in connection with the 26 Property Portfolio and a draw of approximately $3.6 million under the KeyBank Facility. The Registrant incurred acquisition fees of approximately $40,000 in connection with the Seventh Phase of the acquisition of the 26 Property Portfolio.

KeyBank Facility

On January 20, 2015, we, through our Operating Partnership and certain affiliated entities, entered into a credit facility (the “KeyBank Facility”) with KeyBank, National Association (“KeyBank”), as administrative agent, KeyBanc Capital Markets, LLC, as sole book runner and sole lead arranger and Texas Capital Bank, N.A. (“Texas Capital”), as documentation agent. Under the terms of the KeyBank Facility, we may borrow up to approximately $71.3 million, of which KeyBank committed up to approximately $46.3 million and Texas Capital committed up to $25 million (KeyBank and Texas Capital are collectively, the “Lenders”). The KeyBank Credit Facility must be fully funded through a maximum of seven loan advances no later than June 30, 2015. Each borrowing under the KeyBank Facility will be comprised of either ABR Loans or Eurodollar Loans (each as defined in the KeyBank Credit Agreement (as defined below)), as we may request. We may elect to convert a borrowing to a different type or to continue a borrowing under the same type and, in the case of a Eurodollar Loan, may elect the applicable Interest Periods (as defined in the KeyBank Credit Agreement).

The KeyBank Facility has an initial term of three years, maturing on January 20, 2018, with two one-year extension options subject to certain conditions outlined further in the credit agreement for the KeyBank Facility (the “KeyBank Credit Agreement”). Payments due pursuant to the KeyBank Facility are interest-only for the first 36 months and a 30-year amortization schedule thereafter. The KeyBank Facility bears interest based on the type of borrowing. The ABR Loans bear interest at the lesser of (x) the Alternate Base Rate (as defined in the KeyBank Credit Agreement) plus the Applicable Rate, or (y) the Maximum Rate (as defined in the KeyBank Credit Agreement). The Eurodollar Loans bear interest at the lesser of (a) the Adjusted LIBO Rate (as defined in the KeyBank Credit Agreement) for the Interest Period in effect plus the Applicable Rate, or (b) the Maximum Rate (as defined in the KeyBank Credit Agreement). The Applicable Rate means for any Eurodollar Loan, 325 basis points, and for any ABR Loan, 225 basis points.

The KeyBank Facility is fully recourse and is secured by cross-collateralized first mortgage liens on the Mortgaged Properties (as defined in the KeyBank Credit Agreement). The KeyBank Facility contains a cross-default provision in which an event of default will occur under the KeyBank Facility if we default under any other recourse debt until we have a tangible net worth equal to or greater than $100 million and then to any other recourse debt of $25 million or greater in the aggregate or non-recourse debt of $75 million or greater in the aggregate. The KeyBank Facility may be prepaid or terminated at any time without penalty, provided, however, that the Lenders shall be indemnified for any breakage costs. Pursuant to that certain guaranty, dated January 20, 2015, in favor of the Lenders, we serve as a guarantor of all obligations due under the KeyBank Facility.

Under certain conditions, we may cause the release of one or more of the properties serving as collateral for the KeyBank Credit Facility, subject to no default or event of default is then outstanding or would reasonably occur as a result of such release, including compliance with the Loan to Value Ratio and the Debt-Service Coverage Ratio (each as defined in the KeyBank Credit Agreement), and we pay the applicable release Price (as defined in the KeyBank Credit Agreement).

As of June 30, 2015, we have drawn down a total of $71.3 million under the KeyBank Facility.

Issuance of Preferred Units of our Operating Partnership

On November 3, 2014, we and our Operating Partnership entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with the Preferred Investor, a wholly-owned subsidiary of SmartStop Self Storage Operating Partnership, L.P. Pursuant to the Unit Purchase Agreement, the Preferred Investor agreed to provide up to $65 million through a preferred equity investment in our Operating Partnership (the “Preferred Equity Investment”), which amount may be invested in one or more tranches, to be used solely for investments in self storage properties, as described in the underlying documents, in exchange for up to 2.6 million preferred units of limited partnership interest of our Operating Partnership (the “Preferred Units”), each having a liquidation preference of $25.00 per Preferred Unit (the “Liquidation Amount”), plus all accumulated and unpaid distributions.

In addition to the Unit Purchase Agreement, we and our Operating Partnership entered into a Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Second Amended and Restated Limited Partnership Agreement”) and Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement (the “Amendment”). The Second Amended and Restated Limited Partnership Agreement authorizes the issuance of additional classes of units of limited partnership interest in the Operating Partnership, establishes a new series of preferred units of limited partnership interest in the Operating Partnership and sets forth other necessary corresponding changes. All other terms of the Second Amended and Restated Limited Partnership Agreement remained substantially the same.

The holders of the Preferred Units will receive current distributions (the “Current Distributions”) at a rate of a one-month LIBOR plus 6.5% per annum on the Liquidation Amount, payable monthly and calculated on an actual/360 basis. In addition to the Current Distributions, our Operating Partnership has the obligation to elect either (A) to pay the holder of the Preferred Units additional distributions monthly in an amount equal to: (i) 4.35% per annum of the Liquidation Amount through March 31, 2017; and (ii) beginning April 1, 2017, 6.35% per annum of the Liquidation Amount or (B) defer the additional distributions ( the “Deferred Distributions”) in an amount that will accumulate monthly in an amount equal to (i) LIBOR plus 10.85% of the Deferred Distributions through March 31, 2017; and (ii) beginning April 1, 2017, LIBOR plus 12.85% of the Deferred Distributions.

As of June 30, 2015, the Preferred Investor had invested an aggregate of approximately $59.5 million in our Operating Partnership and received approximately 2,380,000 preferred units in our Operating Partnership.

Note 3. Unaudited Balance Sheet – Pro Forma Adjustments

(a)	The Company recorded the cost of tangible assets and identified intangibles assets acquired in the Five Property Portfolio based on their estimated fair values. The purchase price allocations are preliminary and subject to change.

(b)	Reflects the cash remaining from the purchase of the Five Property Portfolio after the issuance of debt, preferred interests in our Operating Partnership, and the application of the earnest money deposit.

(c)	Represents the application of the $5.0 million earnest money deposit offset by prepaid property insurance and prepaid property taxes acquired in the acquisition.

(d)	Reflects financing costs incurred in conjunction with debt issued to fund the acquisition of the Five Property Portfolio.

(e)	In connection with the acquisition of the Five Property Portfolio the Company raised approximately $3.0 million from the issuance of approximately 120,000 preferred units in our Operating Partnership and drew approximately $10.1 million under the KeyBank Facility.

(f)	Represents prepaid customer rent assumed in the acquisition of the Five Property Portfolio.

(g)	Reflects acquisition fees and property management startup fees payable to our advisor.

Note 4. Unaudited Statements of Operations – Pro Forma Adjustments for the Year Ended December 31, 2014 and the Three Months Ended March 31, 2015

(h)	Reflects self storage rental revenue between October 1, 2014 and November 2, 2014 for the Raleigh/Myrtle Beach Portfolio as the historical column only includes operations for the nine months ended September 30, 2014.

(i)	Represents adjustments to the historical ancillary operating revenue for the 21 Property Portfolio and the Five Property Portfolio to exclude revenue from truck rentals which were not included in the acquisitions. For the year ended December 31, 2014, this also represents the ancillary operating revenue between October 1, 2014 and November 2, 2014 for the Raleigh/Myrtle Beach Portfolio as the historical column only includes operations for the nine months ended September 30, 2014.

(j)	Represents adjusted property operating expenses to include the estimated change in the cost of property taxes as compared to the respective property’s historical results under the previous owner. In addition the adjustment reflects the removal of historical operating expenses from truck rentals which were not included in the acquisition of the 21 Property Portfolio and the Five Property Portfolio. For the year ended December 31, 2014, this also adjusts for property operating expenses between October 1, 2014 and November 2, 2014 for the Raleigh/Myrtle Beach Portfolio as the historical column only includes the nine months ended September 30, 2014.

(k)	Reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to historical amounts. The Company’s property manager is paid a monthly fee generally equal to the greater of 6% of gross revenues or $3,000. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.625% of average invested assets, as defined in the advisory agreement.

(l)	Reflects the additional depreciation and amortization expense resulting from the three acquisitions as if they were completed on January 1, 2014. Such depreciation and amortization expense for the Five Property Portfolio was based on a preliminary purchase price allocation of approximately $1.4 million to land, approximately $800,000 to site improvements, approximately $13.7 million to building, and approximately $2.1 million to intangible assets. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method over a 30 to 35 year life and the depreciation for the site improvements is recognized using the straight-line method over a 10-year life. Amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over the estimated benefit period. The purchase price allocation, and therefore depreciation and amortization expense, is preliminary and is subject to change.

(m)	Historical property acquisition expenses directly attributable to the Raleigh/Myrtle Beach Portfolio, the 21 Property Portfolio, and the Five Property Portfolio, have been excluded from the Unaudited Pro Forma Consolidated Statements of Operations because they are non-recurring costs directly attributable to the acquisitions.

(n)	Adjustment reflects additional interest expense from the Key Bank Facility related to the 21 Property Portfolio and the Five Property Portfolio and to interest expense on the loan assumed in the acquisition of the Raleigh/Myrtle Beach Portfolio.

(o)	Reflects accretion of the fair market value of secured debt on the loan assumed in connection with the acquisition of the Raleigh/Myrtle Beach Portfolio.

(p)	Represents the amortization of deferred financing costs from the Key Bank Facility related to the 21 Property Portfolio and Five Property Portfolio and to the loan assumed in the acquisition of the Raleigh/Myrtle Beach Portfolio.

(q)	Adjustment reflects distributions to preferred unit holders in our Operating Partnership issued in conjunction with the acquisitions of the 21 Property Portfolio, the Five Property Portfolio, and the Raleigh/Myrtle Beach Portfolio.

(r)	Reflects the accretion of preferred equity costs from the issuance of preferred units in our Operating Partnership in conjunction with the acquisitions of the 21 Property Portfolio, the Five Property Portfolio, and the Raleigh/Myrtle Beach Portfolio.

(s)	Noncontrolling interest is adjusted based on the additional pro forma losses and weighted average shares outstanding.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: July 10, 2015	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer